UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)             January 3, 2006

Matrix Service Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15461	73-1352174
(Commission File Number)	(IRS Employer Identification No.)

10701 E. Ute Street	Tulsa, Oklahoma	74116
(Address of Principal Executive Offices)		(Zip Code)

918-838-8822

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 5, 2006, Matrix Service Company (the “Company”) issued a press release announcing its financial results for the second quarter of fiscal year 2006. The full text of the press release is attached as Exhibit 99 to this Current Report on Form 8-K.

The information in this Item 2.02 and Exhibit 99 attached hereto is being furnished pursuant to Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 4.01.	Changes in Registrant’s Certifying Accountants.

Replacement of Independent Auditors

At a meeting held on January 3, 2006, the Audit Committee of the Board of Directors of the Company, approved the engagement of Deloitte & Touche LLP as its independent registered public accounting firm for the fiscal year ending May 31, 2006 to replace the firm of Ernst & Young LLP, which was dismissed as independent registered public accounting firm of the Company, each effective January 6, 2006.

The reports of Ernst & Young LLP on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s financial statements for each of the two fiscal years ended May 31, 2005, and in the subsequent interim period preceding their dismissal, there were no disagreements with Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference to the matter in their report.

During the two most recent fiscal years and the subsequent interim period preceding their dismissal, there were no “reportable events” as defined by Item 304(a)(1)(v) of Regulation S-K, except that Ernst & Young LLP noted that Management’s Report on Internal Control Over Financial Reporting included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2005 identified the following deficiencies which together constitute a material weakness related to revenue recognition at the Company’s Eastern Business Unit:

•	Change orders were inappropriately or inaccurately included in or, in certain instances, excluded from reports utilized in the Company’s percentage of completion computations.

•	Job forecasts were inadequately prepared and supported or inadequately reviewed by appropriate members of project management and financial accounting.

•	Preparation of invoices for a material contract lacked appropriate reconciliations to information recorded in the Company’s financial accounting system.

The material weakness described above affects the Company’s revenue, accounts receivable, cost and estimated earnings in excess of billings on uncompleted contracts and billings on uncompleted contracts in excess of costs and estimated earnings financial statement accounts. As a result, management concluded that the Company’s

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internal control over financial reporting as of May 31, 2005 was ineffective. Ernst & Young LLP’s opinion indicated that management’s assessment was fairly stated in all material respects and that because of the effect of the material weakness, Matrix Service Company did not maintain effective internal control over financial reporting as of May 31, 2005.

Based upon their evaluation, management and the Company have taken the following steps to improve the effectiveness of its disclosure controls:

•	formed a committee, including the chief executive officer and chief financial officer, that is responsible for correcting the control issues identified;

•	developed a remediation plan and timeline; and

•	implemented improved and more documented reviews of job forecasts and related percentage-of-completion computations, and procedures for documenting such reviews.

The Company will also be taking the following steps to improve the effectiveness of its disclosure controls:

•	implementing new and expanded training programs for information critical to employees responsible for financial reporting;

•	reinforcing procedures related to recording and reporting approved and disputed change orders;

•	improving documentation of invoicing reconciliation; and

•	developing additional compensating controls.

During the Company’s two most recent fiscal years and the subsequent interim period preceding Ernst & Young LLP’s dismissal, the Company did not consult with Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Statement of Independent Auditors

The Company has asked Ernst & Young LLP to furnish it with a letter addressed to the SEC stating whether it agrees or disagrees with the above statements, and a copy of that letter is attached as Exhibit 16 to this Report. The Company has authorized Ernst & Young LLP to fully respond to the inquiries of Deloitte & Touche LLP.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are filed or furnished herewith:

Exhibit No.	Description
16	Ernst & Young LLP letter dated January 5, 2006.
99	Press Release dated January 5, 2006, announcing financial results for the second quarter of fiscal year 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matrix Service Company

Dated: January 5, 2006	By:	/s/ George L. Austin
George L. Austin
Chief Financial Officer and
Principal Accounting Officer

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EXHIBIT INDEX

Exhibit No.	Description
16	Ernst & Young, LLP letter dated January 5, 2006.
99	Press Release dated January 5, 2006, announcing financial results for the second quarter of fiscal year 2006.

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